                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-66061) of Mohawk Industries, Inc. of our report dated September 21, 1998 relating to the consolidated financial statements of World Carpets, Inc., which appears in the Current Report on Form 8-K of Mohawk Industries, Inc. dated November 20, 1998.

/s/ PricewaterhouseCoopers LLP
Atlanta, Georgia
November 19, 1998